UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 19, 2014
Yadkin Financial Corporation
(Exact Name of Registrant As Specified in Its Charter)
North Carolina
(State or Other Jurisdiction of Incorporation)

000-52099	20-4495993

(Commission File Number)	(I.R.S. Employer Identification No.)

209 North Bridge Street, Elkin, NC	28621

(Address of Principal Executive Offices)	(Zip Code)
(336) 526-6300
(Registrant's Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

On June 20, 2014, Yadkin Financial Corporation (the “Company”), acting pursuant to authorization from its Board of Directors on May 22, 2014, provided written notice to the NASDAQ Global Select Market (“NASDAQ”) that the Company intends to transfer its listing to the New York Stock Exchange (the “NYSE”). The notice stated that the Company expects to voluntarily cease trading on NASDAQ at the close of trading on July 3, 2014. The Company’s Voting Common Stock, par value $1.00 per share, has been approved for listing on the NYSE and is expected to commence trading on the next business day, July 7, 2014, under the Company’s current stock symbol “YDKN.”

Item 5.07 Submission of Matters to a Vote of Security Holders

On June 19, 2014, of the 13,725,676 shares of Voting Common Stock outstanding and entitled to vote at the Company’s Annual Meeting of Shareholders, 11,948,506 were present in person or by proxy, and of the 654,997 shares of the Company Non-Voting Common Stock outstanding and entitled to vote on Proposal No. 2 below at the Company’s Annual Meeting of Shareholders, 654,997 were present in person or by proxy, and the following proposals were voted upon and approved by our shareholders at the Annual Meeting:

1.	A Proposal to Approve the Agreement and Plan of Merger dated as of January 27, 2014:

For	Against	Abstain	Broker Non-Vote
10,322,464	115,261	79,701	1,431,080

2.	A Proposal to Amend the Articles of Incorporation of the Company to Increase the Number of Authorized Shares of Common Stock to 75,000,000 shares:

For	Against	Abstain	Broker Non-Vote
10,935,530	156,597	80,296	1,431,080

3.     A Proposal to Elect the Board of Directors:

NOMINEE	FOR	AGAINST	ABSTAIN
Nolan G. Brown	10,148,367	290,874	78,185
Harry M. Davis	10,195,840	268,087	53,499
Thomas J. Hall	10,189,096	264,514	63,816
James A. Harrell, Jr.	10,184,699	263,707	69,020
Larry S. Helms	10,127,037	306,125	84,264
Dan W. Hill, III	10,274,933	178,543	63,950
Alison J. Smith	10,071,798	290,270	155,358
Harry C. Spell	10,178,635	272,876	65,915
Joseph H. Towell	10,166,832	281,497	69,097

4.	A Proposal to Ratify the Appointment of Dixon Hughes Goodman, LLP as Independent Registered Public Accounting Firm For the Year Ending December 31, 2014:

For	Against	Abstain	Broker Non-Vote
11,858,106	41,201	49,199	—

5.	A Proposal to Adjourn of the Annual Meeting, if Necessary or Appropriate:

For	Against	Abstain	Broker Non-Vote
11,031,860	816,462	100,184	—

6.	A Proposal to Approve, on an Advisory (Non-Binding) Basis, the Compensation of Certain Executive Officers:

For	Against	Abstain	Broker Non-Vote
9,983,418	445,636	88,372	1,431,080

7.	A Proposal to Approve, on an Advisory (Non-Binding) Basis, the Compensation that Certain Executive Officers May Receive in Connection with the Mergers:

For	Against	Abstain	Broker Non-Vote
9,984,784	395,258	137,384	1,431,080

A copy of the press release announcing the results of the Annual Meeting of Shareholders is attached as Exhibit  99.1 and incorporated herein by reference.

Item 8.01 Other Events

On June 19, 2014, the Company received regulatory approval from the Board of Governors of the Federal Reserve System to consummate the Mergers. On June 9, 2014, Yadkin Bank, a North Carolina banking corporation and wholly owned subsidiary of the Company, received regulatory approval from the Federal Deposit Insurance Corporation for VantageSouth Bank, a North Carolina banking corporation and wholly owned subsidiary of VantageSouth, to merge with and into Yadkin Bank, with Yadkin Bank continuing as the surviving entity (the “Bank Merger”). The Company and Yadkin Bank previously received the necessary regulatory approvals for the Mergers and the Bank Merger from the North Carolina Office of the Commissioner of Banks. As such, all regulatory approvals required prior to the completion of the Mergers and the Bank Merger have now been obtained.

Completion of the Mergers remains subject to customary closing conditions. Assuming such conditions are satisfied, the Company expects to complete the Mergers and the Bank Merger on or about July 4, 2014.

SECTION 9 - FINANCIAL STATEMENTS AND EXHIBITS
Item 9.01    Financial Statements and Exhibits
(d) Exhibits:    The following exhibit is filed with this report:

Item Number	Exhibit

99.1	Press Release dated June 23, 2014

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

YADKIN FINANCIAL CORPORATION
Dated: June 23, 2014	By:	/s/ Jan H. Hollar
		Name:	Jan H. Hollar
		Title:	Executive Vice President and Chief Financial Officer
"Principal Accounting Officer"